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                                                                    EXHIBIT 99.3
Salomon Smith Barney

                          NORTHROP GRUMMAN CORPORATION

            Offer To Exchange Each Outstanding Share Of Common Stock (Including Associated Series A Participating Cumulative Preferred Stock
                                Purchase Rights)
                                       of
                         Newport News Shipbuilding Inc.
                                      for
                             Shares of Common Stock
                                       of
                 Northrop Grumman Corporation Valued at $67.50
                                       or
 $67.50 Net to the Seller in Cash, subject, in each case, to the election and proration procedures and limitations described in the Prospectus and related
                      Letter of Election and Transmittal

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 THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK
  CITY TIME, ON JUNE 20, 2001 UNLESS EXTENDED. SHARES TENDERED PURSUANT
   TO THE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION OF
        THE OFFER, BUT NOT DURING ANY SUBSEQUENT OFFERING PERIOD.
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                                                                  May 23, 2001

To Brokers, Dealers, Commercial Banks,
Trust Companies And Other Nominees:

   We have been appointed by Northrop Grumman Corporation, a Delaware corporation ("Northrop Grumman"), to act as Dealer Manager in connection with Northrop Grumman's offer to issue shares of common stock, par value $1.00 per share (the "Northrop Grumman Shares"), designed to have a value of $67.50 per Newport News share or pay $67.50 per Newport News share in cash (subject, in each case, to the election and proration procedures and limitations described in the Prospectus and related Letter of Election and Transmittal) for each outstanding share of common stock, par value $0.01 per share (the "Common Stock"), of Newport News Shipbuilding Inc., a Delaware corporation ("Newport News"), including the associated Series A participating cumulative preferred stock purchase rights issued pursuant to the Newport News stockholder protection rights agreement (the "Rights" and, together with the Common Stock, the "Newport News Shares"). Stockholders will be able to elect to receive cash for all of their Newport News Shares, or Northrop Grumman Shares for all of their Newport News Shares, subject to proration and upon the terms and subject to the conditions set forth in the Offer to Exchange dated May 23, 2001 (the "Prospectus") and in the related Letter of Election and Transmittal (which, together with any amendments or supplements thereto, constitute the "Offer") enclosed herewith. Please furnish copies of the enclosed materials to those of your clients for whose account you hold Newport News Shares registered in your name or in the name of your nominee.

   The Offer is subject to several conditions set forth in the Prospectus, which you and your clients should review in detail.

   For your information and for forwarding to your clients for whom you hold Newport News Shares registered in your name or in the name of your nominee, we are enclosing the following documents:

   1.   Prospectus dated May 23, 2001;

   2. Letter of Election and Transmittal for your use in accepting the Offer and tendering Newport News Shares and for the information of your clients;
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   3.   Notice of Guaranteed Delivery to be used to accept the Offer if certificates for Newport News Shares and all other required documents cannot be delivered to the Exchange Agent, or if the procedures for book-entry transfer cannot be completed, by the Expiration Date (as defined in the Prospectus);

   4. A letter which may be sent to your clients for whose account you hold Newport News Shares registered in your name or in the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Offer;

   5. Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9; and

   6. A return envelope addressed to Mellon Investor Services LLC (the "Exchange Agent") for your use only.

   Upon the terms and subject to the conditions of the Offer (including, if the Offer is extended or amended, the terms and conditions of any such extension or amendment), Northrop Grumman will accept for exchange Newport News Shares which are validly tendered prior to the Expiration Date and not theretofore properly withdrawn when, as and if Northrop Grumman gives oral or written notice to the Exchange Agent of Northrop Grumman's acceptance of such Newport News Shares for exchange pursuant to the Offer. Issuance of Northrop Grumman Shares and payment of cash for Newport News Shares purchased pursuant to the Offer will in all cases be made only after timely receipt by the Exchange Agent of (i) certificates for such Newport News Shares, or timely confirmation of a book-entry transfer of such Newport News Shares into the Exchange Agent's account at The Depository Trust Company, pursuant to the procedures described in "The Offer--Procedure for Tendering" of the Prospectus, (ii) a properly completed and duly executed Letter of Election and Transmittal or an Agent's Message (as defined in the Prospectus) in connection with a book-entry transfer and (iii) all other documents required by the Letter of Election and Transmittal.

   Northrop Grumman will not pay any fees or commissions to any broker or dealer or other person (other than the Dealer Manager as described in the Prospectus) for soliciting tenders of Newport News Shares pursuant to the Offer. Northrop Grumman will, however, upon request, reimburse you for customary mailing and handling costs incurred in forwarding the enclosed materials to your customers.

   Northrop Grumman will pay or cause to be paid all stock transfer taxes applicable to its purchase of Newport News Shares pursuant to the Offer, subject to Instruction 6 of the Letter of Election and Transmittal.

   WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. PLEASE NOTE THAT THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON WEDNESDAY, JUNE 20, 2001, UNLESS THE OFFER IS EXTENDED.

   In order to take advantage of the Offer, a duly executed and properly completed Letter of Election and Transmittal, with any required signature guarantees, or an Agent's Message in connection with a book-entry transfer of Newport News Shares, and any other required documents, should be sent to the Exchange Agent, and certificates representing the tendered Newport News Shares should be delivered or such Newport News Shares should be tendered by book-entry transfer, all in accordance with the Instructions set forth in the Letter of Election and Transmittal and in the Prospectus.

   If holders of Newport News Shares wish to tender, but it is impracticable for them to forward their certificates or other required documents or to complete the procedures for delivery by book-entry transfer prior to the expiration of the Offer, a tender may be effected by following the guaranteed delivery procedures specified in "The Offer--Procedure for Tendering" of the Prospectus.

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   Additional copies of the enclosed materials may be obtained from the
Information Agent at the address set forth on the back cover of the Prospectus. Any inquiries you may have with respect to the Offer should be directed to either the Dealer Manager or the Information Agent at their respective address and telephone number set forth on the back cover of the Prospectus.

                                          Very truly yours,

                                          Salomon Smith Barney

   NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU THE AGENT OF NORTHROP GRUMMAN, NEWPORT NEWS, THE DEALER MANAGER, THE INFORMATION AGENT, THE EXCHANGE AGENT OR ANY AFFILIATE OF ANY OF THE FOREGOING, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.

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